UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2018

Tri-Continental Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	811-00266	13-5441850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

225 Franklin Street, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800)-345-6611

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 7 — REGULATION FD

Item 7.01 Regulation FD Disclosure.

Registrant is furnishing as Exhibit 99.1 the attached Press Release for Tri-Continental Corporation. The Press Release provides a change to certain information announced in a press release issued on March 9, 2018 in connection with Registrant’s first-quarter distribution (the “original press release”). The original press release stated that the record date and ex-dividend date (for both common and preferred stock) was March 19, 2018 and March 16, 2018, respectively, and the payable date for the common stock was March 27, 2018. The record date and ex-dividend date (for both the common and preferred stock) has been updated to March 22, 2018 and March 21, 2018, respectively, and the payable date for the common stock has been updated to March 29, 2018. Other than the foregoing, there are no other changes to the information contained in the original press release.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

Registrant is furnishing as Exhibit 99.1 the attached Press Release for Tri-Continental Corporation.

Exhibit Index

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2018

TRI-CONTINENTAL CORPORATION

By:	/s/ Joseph D’Alessandro
Joseph D’Alessandro
Assistant Secretary

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